EXHIBIT 99.1

Arbutus Biopharma Provides Update on the Phase 2A Combination Trial with AB-729 and a Capsid Inhibitor

Triple combination clinical trial evaluating AB-729, an RNAi therapeutic, vebicorvir, Assembly Biosciences’ core inhibitor, and nucleos(t)ide analog continues with data expected in 2H 2022

WARMINSTER, Pa., July 20, 2022 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases, today announced that while its partner, Assembly Biosciences, has decided to discontinue development of its investigational hepatitis B virus core inhibitor candidate vebicorvir (VBR), it plans, in consultation with Assembly Biosciences, to continue dosing patients in the Phase 2a triple combination clinical trial evaluating its proprietary RNAi therapeutic, AB-729, VBR and nucleos(t)ide analogue (NA) therapy for the treatment of patients with chronic HBV infection (cHBV). Preliminary data from the trial are expected in the second half of 2022.

William Collier, President and Chief Executive Officer of Arbutus, commented, “While we respect Assembly’s decision to discontinue clinical development of VBR, we believe that it is premature to make any conclusions about any results in this triple combination clinical trial. We intend, in collaboration with Assembly, to continue the clinical trial in order to fully and accurately assess the results. The results from this trial coupled with the additional data we anticipate collecting from our capsid inhibitor program will help inform our go-forward combination strategy in the development of cHBV treatments."

Mr. Collier added, “In addition, we continue to believe that AB-729 is positioned to become a cornerstone agent in potential curative combination treatments for cHBV.”

The randomized, multi-center, open-label Phase 2a clinical trial was designed to enroll approximately 60 virologically-suppressed patients with HBeAg negative chronic HBV to evaluate the safety, pharmacokinetics, and antiviral activity of the triple combination of vebicorvir, AB-729 and an NA compared to the double combinations of vebicorvir with an NA and AB-729 with an NA. Patients are dosed for 48 weeks with vebicorvir (300 mg orally once daily) and AB-729 (60 mg every 8 weeks), with a 48-week follow-up period. The primary objective of the trial is to evaluate the safety and tolerability of the triple combination, while secondary objectives of the trial include evaluating the effect of the triple combination in reducing HBV viral biomarkers such as HBV DNA, HBV pgRNA and HBsAg.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic specifically designed to reduce all HBV viral proteins and antigens, including hepatitis B surface antigen, which is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. AB-729 targets hepatocytes using Arbutus’ novel covalently conjugated N-Acetylgalactosamine (GalNAc) delivery technology that enables subcutaneous delivery. Clinical data generated thus far has shown single- and multi-doses of AB-729 to be generally safe and well-tolerated while providing meaningful reductions in hepatitis B surface antigen and hepatitis B DNA. AB-729 is currently in multiple Phase 2a clinical trials.

About HBV

Hepatitis B is a potentially life-threatening liver infection caused by the hepatitis B virus (HBV). HBV can cause chronic infection which leads to a higher risk of death from cirrhosis and liver cancer. Chronic HBV infection represents a significant unmet medical need. The World Health Organization estimates that over 290 million people worldwide suffer from chronic HBV infection, while other estimates indicate that approximately 2.4 million people in the United States suffer from chronic HBV infection. Approximately 820,000 people die every year from complications related to chronic HBV infection despite the availability of effective vaccines and current treatment options.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics that target specific viral diseases. Our current focus areas include Hepatitis B virus (HBV), SARS-CoV-2, and other coronaviruses. In HBV, we are developing a RNAi therapeutic, an oral capsid inhibitor, an oral PD-L1 inhibitor, and oral RNA destabilizer that we intend to combine with the aim of providing a functional cure for patients with chronic HBV by suppressing viral replication, reducing surface antigen and reawakening the immune system. We believe our lead compound, AB-729, is the only RNAi therapeutic with evidence of immune re-awakening. It is currently being evaluated in multiple phase 2 clinical trials. We also have an ongoing drug discovery and development program directed to identifying novel, orally active agents for treating coronavirus (including SARS-CoV-2). In addition, we are exploring oncology applications for our internal PD-L1 portfolio. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; the expected cost, timing and results of our clinical development plans and clinical trials with respect to our product candidates; our expectations with respect to the release of data from our clinical trials and the expected timing thereof; our expectations and goals for our collaborations with third parties and any potential benefits related thereto; the potential for our product candidates to achieve success in clinical trials; and our belief that AB-729 is positioned to become a cornerstone agent in potential curative combination treatments for cHBV.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic and patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; Arbutus and its collaborators may never realize the expected benefits of the collaborations; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Lisa Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com